SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL CAP AND INTERNATIONAL FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses and the Statements of Additional Information dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234759)